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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-74590, Form S-8 No. 33-74588 and Form S-8 No. 33-93912)
pertaining to the Authentic Fitness 1992 Long Term Stock Incentive Plan, the Authentic Fitness 1993 Stock Plan for Non-Employee Directors and the Authentic Fitness Corporation Savings Plan, of our report dated October 2, 1996, with respect to the consolidated financial statements and schedule of Authentic Fitness Corporation included in the Form 10-K for the year ended July 6, 1996.

                                                      ERNST & YOUNG LLP

Los Angeles, California
October 2, 1996




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